As filed with the Securities and Exchange Commission on November 14, 2019
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Avantor, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	82-2758923
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)
Radnor Corporate Center, Building One, Suite 200
100 Matsonford Road
Radnor, Pennsylvania 19087
(Address of principal executive offices, including zip code)

Avantor, Inc. 2019 Employee Stock Purchase Plan
(Full title of the plan)

Justin M. Miller, Esq.
Executive Vice President, General Counsel
Avantor, Inc.
Radnor Corporate Center, Building One, Suite 200
100 Matsonford Road,
Radnor, Pennsylvania 19087
(Name and address of agent for service)
Telephone: (610) 386-1700
(Telephone number, including area code, of agent for service)

Copies of all notices, orders and communication to:
Joseph H. Kaufman, Esq.
Ryan Bekkerus, Esq.
Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017-3954

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. ☐ Large Accelerated Filer ☐ Accelerated Filer ☒ Non-accelerated Filer ☐ Smaller reporting company ☐ Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.
CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(2)	Proposed maximum offering price per share(3)	Proposed maximum aggregate offering price(3)	Amount of registration fee(3)
Common stock (1)	2,000,000	$15.49	$30,980,000	$4,021.20

(1)	Covers common stock (the “Common Stock”) of Avantor, Inc. (the “Company” or the “Registrant”) issuable under the Avantor, Inc. 2019 Employee Stock Purchase Plan (the “Plan”).

(2)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(3)
Pursuant to Rule 457(c) and 457(h)(1) of the Securities Act, the proposed maximum offering price per share and the proposed maximum aggregate offering price are estimated solely for the purpose of calculating the amount of the registration fee and are based on a price of $15.49 per share of Common Stock, which is the average of the high and low prices per share of the Common Stock reported on the New York Stock Exchange on November 7, 2019.

STATEMENT OF INCORPORATION BY REFERENCE
This Registration Statement on Form S-8 is being filed for the purpose of registering 2,000,000 shares of Common Stock issuable under the Avantor, Inc. 2019 Employee Stock Purchase Plan (the “Plan”). In accordance with Section E of the General Instructions to Form S-8, the contents of the Registration Statement on Form S-8 previously filed with the Securities and Exchange Commission (the “Commission”) relating to the Avantor, Inc. 2019 Equity Incentive Plan, the Avantor, Inc. (formerly known as Vail Holdco Corp) Equity Incentive Plan and the Avantor Funding, Inc. (formerly known as Avantor, Inc.) Equity Incentive Plan (as amended through September 28, 2016) (File No. 333-231561) are incorporated by reference herein.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The following documents filed with the Securities and Exchange Commission (the “Commission”) by Avantor, Inc. (the “Company”) are hereby incorporated by reference in this Registration Statement:

(a)	the Company’s Quarterly Reports on Form 10-Q filed on August 6, 2019 and November 5, 2019;

(b)	the Company’s Current Reports on Form 8-K filed on May 21, 2019, May 29, 2019, June 18, 2019 and September 24, 2019;

(c)
the Company’s Prospectus dated May 16, 2019 pursuant to Rule 424(b) of the Securities Act (Registration No. 333-229578) relating to the offering of Common Stock (the “Prospectus”) filed on May 20, 2019; and

(b)	the Company’s Registration Statement on Form 8-A (File No. 001-38912) filed on May 13, 2019.
All documents that the Company subsequently files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this Registration Statement, prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.
Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.
The following exhibits are filed as part of this Registration Statement.

Exhibit Number	Description
4.1
Second Amended and Restated Certificate of Incorporation of Avantor, Inc. (incorporated herein by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K, as filed with the Commission on May 21, 2019)

4.2	Second Amended and Restated Bylaws of Avantor, Inc. (incorporated herein by reference to Exhibit 3.2 of the Company’s Current Report on Form 8-K, as filed with the Commission on May 21, 2019).
4.3	Avantor, Inc. 2019 Employee Stock Purchase Plan (incorporated herein by reference to Exhibit 10.3 of the Company’s Current Report on Form 8-K, as filed with the Commission on May 21, 2019).
4.4	Amendment No. 1 to the Avantor, Inc. 2019 Employee Stock Purchase Plan*
5	Opinion of Simpson Thacher & Bartlett LLP*
23.1	Consent of Simpson Thacher & Bartlett LLP (included in Exhibit 5 hereto)*
23.2	Consent of Deloitte & Touche LLP, an independent registered public accounting firm*
23.3	Consent of KPMG LLP, an independent registered public accounting firm*
24	Powers of Attorney (included on the signature page to this Registration Statement).*

*    Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Radnor Township, Pennsylvania, on November 14, 2019.

Avantor, Inc.

By:	/s/ Thomas A. Szlosek
	Name:	Thomas A. Szlosek
	Title:	Executive Vice President, Chief Financial Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints each of Thomas Szlosek, Justin Miller, Steven Eck and Scott Baker and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, in connection with this Registration Statement, including to sign and file in the name and on behalf of the undersigned as director or officer of the Registrant any and all amendments or supplements (including any and all stickers and post-effective amendments) to this Registration Statement, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorney-in-fact and agent, with full power and authority to do and perform each and every act and things requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or any substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on November 14, 2019.

Name	Title

/s/ Michael Stubblefield
Name: Michael Stubblefield	Director, President and Chief Executive Officer (Principal Executive Officer)
/s/ Thomas A. Szlosek
Name: Thomas A. Szlosek	Executive Vice President, Chief Financial Officer (Principal Financial Officer)
/s/ Steven Eck
Name: Steven Eck	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)
/s/ Rajiv Gupta
Name: Rajiv Gupta	Director and Chairman of the Board
/s/ Juan Andres
Name: Juan Andres	Director
/s/ Thomas Connolly
Name: Thomas Connolly	Director
/s/ Matthew Holt
Name: Matthew Holt	Director
/s/ Andrew Moura
Name: Andre Moura	Director
/s/ Jo Natauri
Name: Jo Natauri	Director
/s/ Jonathan Peacock
Name: Jonathan Peacock	Director
/s/ Rakesh Sachdev
Name: Rakesh Sachdev	Director
/s/ Christi Shaw
Name: Christi Shaw	Director